Policy Details - Variable Life
☐ John Hancock Life Insurance Company of New York
☐ John Hancock Life Insurance Company
Mailing Address: John Hancock New York New Business Service Center PO Box 4608 Niagara Square Station Buffalo NY 14240-4608	Courier Address: John Hancock New York New Business Service Center 200 Floor Street East Toronto ON Canada M4W1E5

(hereinafter referred to as The Company)

• This form is part of the Application for Life Insurance for the Proposed Life   Insured(s).

• Print and use black ink. Any changes must be initialed by the Proposed Life   Insured(s) and/or Owner(s).

Proposed Life Insured (Life One)		Proposed Life Insured (Life Two)

Name First Middle Last		Name First Middle Last

Name(s) of Owner(s)

Plan Name

Single Life	☐ Majestic VUL 98	☐ Majestic Performance VUL	☐ Majestic VULX

	☐ Majestic Variable COLI	☐ Variable MasterPlan Plus

Survivorship Life	☐ Majestic VEP 98 ☐ Majestic Performance Survivorship VUL		☐ Majestic Survivorship VULX

Other

Amount

1.	Base Sum Insured (BSI) or Base Face Amount (BFA) $

Additional Sum Insured (ASI) or Supplemental Face Amount (SFA) on Page 2.

Premiums

2. Frequency:	☐ Annual ☐ Other	☐ Semi-Annual	☐ Quarterly	☐ Monthly - (Automatic Deduction)

Premium Notices and Correspondence

3. a) Send Premium Notices to:	☐ Owner(s)	☐ Life One	☐ Life Two	☐ Employer’s Address	☐ Other: Name & Address (details below)

Name

Street No. & Name, Apt No., City, State, Zip code

b) Send Correspondence to:	☐ Same as Premium Notices (as above)			☐ Other: Name & Address (details below)

Name

Street No. & Name, Apt No., City, State Zip code

    c)  Secondary Addressee - You can make the designation below when you or the Life Insured become a senior citizen (age 65 or older). The Company will also mail lapse notices for overdue premiums to any Secondary Addressee you designate. If you want this option, provide the following information.

Owner - Date of Birth	mmm	dd	yyyy	Name of Secondary Addressee

Street No. & Name, Apt No.

				City	State Zip code

VARIABLE LIFE - SINGLE LIFE

4. a) Life Insurance Qualification Test

☐	Guideline Premium Test. Under this test, the sum of premiums paid into the policy may not at any time exceed the greater of(a) the Guideline Single premium, or (b) the sum of the Guideline Level Premiums to such date.

☐	Cash Value Accumulation Test. Under this test, the Policy Value may not any time exceed the net single premium.

Note: Elected test cannot be changed after the policy is issued. You may request an Illustration on both tests before making your election.

b) Death Benefit Option	☐ Option A/Option 1 (Face Amount)
☐ Option B/Option 2 (Face Amount plus Account/Policy Value)
☐ Option M (Available on Majestic VUL 98 and Majestic VEP 98 if CVAT chosen) with calculation beginning in policy year

Additional Sum Insured (ASI), Supplemental Face Amount (SFA) and Premium Schedules

5.	☐ Additional Sum Insured(ASI)/Supplemental Face Amount(SFA) Check only one option below.	6.	☐ Planned Premium
	a) ☐ ASI/SFA of $		a) ☐ $ annually for year(s)
	☐ For Life of Policy		☐ Annual Increase of %
	☐ With Face Amount (TSI/TFA) of $ increasing by % or $ Per Year for		☐ Additional first year Planned Premium $

	☐ Life of Policy or Policy Years		b) ☐ Customized Schedule

	b) ☐ Customized Level or Increasing Schedule List by policy year or years. ASI/SFA amount may not decrease.		List by policy year(s).

Policy Year(s)	ASI/SFA Amount	Policy Year(s)	Planned Premium Amount
to	$(1)	to	$(1)
to	$(2)	to	$(2)
to	$(3)	to	$(3)
to	$(4)	to	$(4)
to	$(5)	to	$(5)
to	$(6)	to	$(6)
to	$(7)	to	$(7)
to	$(8)	to	$(8)
to	$(9)	to	$(9)
to	$(10)	to	$(10)
(If more space is required, complete and attach form NB5064NY.)		(If more space is required, complete and attach form NB5064NY.)

Majestic VUL 98, Majestic Variable COLI, Variable MasterPlan Plus, Majestic VEP 98

7.	☐ Living Care Benefit (for terminal illness, only available on Majestic VUL 98)

☐ Enhanced Cash Value Rider

☐ Premium Cost Recovery for     ☐ Life of Policy     ☐ ___________ Policy Years

☐ Age 100 Waiver of Charges Rider (Not available on MVCOLI or VMPP)

☐ Policy Split Option Rider (Only available on Majestic VEP 98)

☐ Continuation of Guaranteed Minimum Death Benefit Option after 10th Policy Year (Only available with Option A)

☐ Other ________________________________________________________________________________________

Majestic VULX

8. ☐ Return of Premium Death Benefit (with DB Option 1 only)	☐ Accelerated Benefit Rider
Increase Rate ☐ Yes _________% ☐ No	☐ Overloan Protection Rider
Percentage of Premiums to be returned at death	☐ Other __________________________________________
(Whole numbers only. Maximum 100%) __________%

Majestic Performance VUL

9. ☐ Enhanced Surrender Value Rider	☐ LifeCare Benefit Rider (Please complete form NB5018NY.)
☐ Extended No Lapse Guarantee (beyond Basic Period) ☐ To Age ________ ☐ Period __________	Accelerated Death Benefit must also be selected and NB3518NY must also be completed. The Accelerated Death Benefit Disclosure must be provided to the Owner.
☐ Return of Premium Death Benefit (with DB Option 1 only)	☐ Accelerated Benefit Rider
Increase Rate ☐ Yes _________% ☐ No	☐ I have received the Accelerated Death Benefit Disclosure and
Percentage of Premiums to be returned at death (Whole numbers only. Maximum 100%) __________%	understand that the values shown are generic and will differ from my actual coverage.
☐ Other __________________________________________

Majestic Survivorship VULX

10. ☐ Enhanced Cash Value Rider (Not available with GPT)	☐ Policy Split Option Rider
☐ Return of Premium Death Benefit (with DB Option 1 only)	☐ Four Year Term (EPR)
Increase Rate ☐ Yes _________% ☐ No	☐ Overloan Protection Rider
Percentage of Premiums to be returned at death (Whole numbers only. Maximum 100%) __________%	☐ Other ____________________________________

Majestic Performance Survivorship VUL

11.	☐ Enhanced Cash Value Rider

 ☐ Premium Cost Recovery for ☐ Life of Policy ☐              Policy Years

 ☐ Survivorship Four Year Level Term Rider

 ☐ Policy Split Option Rider

 ☐ Other ________________________________________________________________________________________

Additional Information - These questions apply to the OWNER(S) of the policy. All questions must be answered.

12. a) If	an additional or optional policy is being applied for in a separate application, state plan and amount.

Plan name	$

b)	Do you understand that you may need to pay premiums in addition to Planned Premium if the current policy charges or actual investment performance are different from the assumptions used in your Illustration (assuming the requirements of any applicable guaranteed death benefit feature have not been satisfied)? ☐ Yes ☐ No

13.	Have you received a current prospectus (and any supplements) for the applicable policy? ☐ Yes ☐ No

If Yes, date of prospectus(es)	mmm	dd	yyyy	Date of supplement(s)	mmm	dd	yyyy

Date of John Hancock Trust prospectus	mmm	dd	yyyy	Date of supplement	mmm	dd	yyyy
(if applicable)

14.	With the above in mind, does the policy meet your insurance objectives and your anticipated financial needs? ☐ Yes ☐ No

Investor Suitability Statements

15.	I UNDERSTAND THAT UNDER THE APPLIED FOR POLICY:

(A)	THE AMOUNT OF THE INSURANCE BENEFITS, OR THE DURATION OF THE INSURANCE COVERAGE, OR BOTH, MAY BE VARIABLE OR FIXED.

(B)	THE AMOUNT OF THE INSURANCE BENEFITS, THE DURATION OF THE INSURANCE COVERAGE, AND THE POLICY/ACCOUNT VALUE, MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE CHOSEN INVESTMENT ACCOUNTS AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY/ACCOUNT VALUES AND CASH SURRENDER VALUES ARE AVAILABLE ON REQUEST.

(C)	THE ENTIRE INVESTMENT COULD BE LOST BECAUSE OF THE PERFORMANCE OF THE INVESTMENT FUND AND IN THE ABSENCE OF ADDITIONAL PREMIUM PAYMENT, THE INSURANCE COVERAGE COULD LAPSE.

Asset Account Balancer Service (Majestic Performance VUL only)

16.	This service will automatically move amounts among your specified Investment Accounts on a semi-annual basis beginning six months after your policy date to maintain your chosen percentages in each account. The Asset Allocation Balancer Service will only move amounts among the Investment Accounts selected; it will not move amounts to or from the Fixed Account. To elect this service, please check box A or B below and provide details as required.

A	☐ Rebalance based on the percentages selected in the Investment Allocation of Net Premiums section of this form without regard to any amounts allocated to the Fixed Account.

B	☐ Rebalance based on the percentages listed below.

Investment Account	Percentage	Investment Account	Percentage	Investment Account	Percentage
	%		%		%
	%		%		%
	%		%		%

Dollar Cost Averaging Program (Majestic Performance VUL only)

17.	Under this program we will automatically transfer amounts each month from one Investment Account to one or more of the other Investment Accounts or the Fixed Account. You must select one Investment Account to Dollar Cost Average from. (We suggest a fund that attempts to maintain a relatively stable value such as the Money Market Trust or the U.S. Government Securities Trust.*) To elect this program, please check box A, B or C below and provide details as required.
FROM: A ☐ Money	Market B ☐ U.S. Government Securities C ☐ Other

          You must also indicate the Investment Account(s) and amount(s) to Dollar Cost average.

TO: Investment Account	Percentage	Investment Account	Percentage	Investment Account	Percentage
	%		%		%
	%		%		%
	%		%		%

Dollar Cost Averaging does not assure a profit and does not protect against loss in declining markets. Since the plan involves continuous investments in securities regardless of fluctuating price levels of such securities, you should consider your ability to continue such purchases throughout periods of low price levels before signing up for this program.

*	Values in the U.S. Government Securities Trust or Money Market Trust are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Money Market Trust seeks to preserve the value of your investment at $10.00 per share, it is possible to lose money by investing in the fund.

18.	INVESTMENT ALLOCATION OF NET PREMIUMS - Allocation must be whole numbers. Total must be 100%.

	AGGRESSIVE GROWTH PORTFOLIOS		GROWTH PORTFOLIOS		GROWTH & INCOME PORTFOLIOS
%	Science & Technology	%	Mid Cap Index	%	500 Index B

%	Pacific Rim	%	Mid Cap Intersection	%	Fundamental Value

%	Health Sciences	%	Global	%	U.S. Core

%	Emerging Growth	%	Capital Appreciation	%	Large Cap

%	Small Cap Growth	%	American Growth	%	Optimized Value

%	Emerging Small Company	%	Optimized All Cap	%	American Growth - Income

%	Small Cap	%	All Cap Core	%	Equity - Income

%	Small Cap Index	%	Total Stock Market Index	%	American Blue Chip Income & Growth

%	Mid Cap Stock	%	Blue Chip Growth	%	American Asset Allocation *

%	Natural Resources	%	U.S. Large Cap	%	Franklin Templeton Founding Allocation *

%	All Cap Growth	%	Core Equity	%	Index Allocation *

%	Financial Services	%	Large Cap Value	%	Income & Value

%	International Opportunities	%	Classic Value	%	Managed

%	International Small Cap	%	Utilities	%	Global Allocation

%	International Equity Index B	%	Global Real Estate	%	Core Allocation Plus *

%	Overseas Equity	%	Real Estate Securities	%	Disciplined Diversification *

%	American International	%	Small Cap Opportunities	%	Capital Appreciation Value *

%	International Value	%	Small Cap Value	%	PIMCO VIT All Asset

%	International Core	%	Small Company Value	INCOME PORTFOLIOS

		%	Mid Value	%	High Yield

		%	Mid Cap Value	%	U.S. High Yield Bond

		%	Value	%	Strategic Bond

		%	All Cap Value	%	Strategic Income

				%	Global Bond

%	FIXED ACCOUNT *	M FUNDS		%	Investment Quality Bond

%	ENHANCED YIELD FIXED ACCOUNT	%	Brandes International Equity	%	Total Return

NOTE:	Liquidity restrictions apply when allocating funds to the Fixed Accounts.	%	Turner Core Growth	%	American Bond
		%	Frontier Capital Appreciation	%	Real Return Bond

		%	Business Opportunity Value	%	Total Bond Market B

		OTHER PORTFOLIO		%	Core Bond

		%	_______________________	%	Active Bond

				%	U.S. Government Securities

				%	Short Term Bond

CONSERVATIVE PORTFOLIO

* These are the only investment options available when the ENLG rider is selected on Majestic Performance VUL.				%	Money Market B *

LIFESTYLE PORTFOLIOS

				%	Lifestyle Aggressive *

				%	Lifestyle Growth *

				%	Lifestyle Balanced *

				%	Lifestyle Moderate *

				%	Lifestyle Conservative *

Allocation of Monthly Charges

19.	Please deduct the monthly charges from the following accounts (except Mortality and Expense Risk/Asset based Risk charges).

Account No.	%	☐ Check box and attach sheet with additional information, if necessary.
%

Owner(s) Signature(s)

Signed at City	State	This	Day of	Year

Signature of Witness/Registered Representative (as Witness)			Signature of Owner
X			X
Signature of Owner
X

Agent/Registered Representative Certification - All Agents/Registered Representatives sharing commissions must sign this form.

I certify that a current prospectus (and any supplement) for the policy applied for has been given to the Proposed Life Insured(s), and to the Owner(s) if other than the Proposed Life Insured(s).

Signature of Agent/Registered Representative	Place and Date

X
Signature of Agent/Registered Representative	Place and Date

X
Signature of Agent/Registered Representative	Place and Date

X
Signature of Agent/Registered Representative	Place and Date

X
Signature of Agent/Registered Representative	Place and Date

X